                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                               INVIVO CORPORATION
                                       TO

                         INVIVO ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                       INTERMAGNETICS GENERAL CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $0.01 per share ("Shares"), of Invivo Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Wachovia Bank, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See "Section 3. Procedures for Accepting the Offer" of the Offer to Purchase.

                        The Depositary for the Offer is:

                              WACHOVIA BANK, N.A.

                          Corporate Actions -- NC1153
                        1525 West W.T. Harris Blvd., 3C3
          Charlotte, North Carolina 28288-1153 (for first class mail)
                                       or
         Charlotte, North Carolina 28262-1153 (for delivery by courier)
                         (800) 829-8432 (by telephone)
                         (704) 590-7628 (by facsimile)

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Invivo Acquisition Corporation f/k/a Magic Subsidiary Corporation, a Delaware corporation and a wholly owned subsidiary of Intermagnetics General Corporation, a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in "Section 3. Procedures for Accepting the Offer" of the Offer to Purchase.

Number of Shares:
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Certificate Nos. (If Available):
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                           SIGNATURE(S) OF HOLDER(S)

Dated: --------------------, 200-

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                              PLEASE TYPE OR PRINT

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                                    ADDRESS

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                                                                        ZIP CODE

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                      DAYTIME AREA CODE AND TELEPHONE NO.

[ ]  Check this box if Shares will be delivered by book-entry transfer:

Book-Entry Transfer Facility

Account
No.: ----------------------------------------------------------------------

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to delivery to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary's account and The Depositary Trust Company, together with an Agent's Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three National Association of Securities Dealers Automated Quotation System trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must delivery the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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                              AUTHORIZED SIGNATURE

Address:
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                                                                        ZIP CODE

Area Code and Tel. No.:
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Name:
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                              PLEASE TYPE OR PRINT

Title:
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Dated: ------------------------------ , 200--

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.

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